UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 28, 2016

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01     Other Events.

On January 28, 2016, AmeriServ Financial, Inc. announced that it has redeemed all 21,000 outstanding preferred stock shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series E, that it had issued to the U.S. Department of Treasury (“Treasury”) pursuant to the Treasury’s Small Business Lending Fund.  The press release, attached hereto as Exhibit 99.1, is incorporated herein.

Item 9.01     Financial Statements and Exhibits.

(d)

Exhibits:

99.1

Press release, dated January 28, 2016 of AmeriServ Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: January 28, 2016	By:	/s/ Michael D. Lynch
Michael D. Lynch
Senior President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated January 28, 2016, of AmeriServ Financial, Inc.

Exhibit 99.1

AMERISERV FINANCIAL INC. COMPLETES REDEMPTION OF SBLF PREFERRED STOCK

Johnstown, Pa., Jan. 28, 2016 /PRNewswire/ -- AmeriServ Financial, Inc. (NASDAQ: ASRV) announced today that it has redeemed all 21,000 outstanding preferred stock shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series E (“Series E Preferred Stock”), that it had issued to the U.S. Department of Treasury (“Treasury”) pursuant to the Treasury’s Small Business Lending Fund (“SBLF”).  The shares were redeemed at $1,000 per share, plus accrued but unpaid dividends, for a total aggregated redemption price of approximately $21 million.  The redemption of the Series E Preferred Stock terminates the Company’s participation in the SBLF program in full and had been approved by the Company’s primary federal regulator.  The redemption was funded from the previously disclosed issuance of $7.6 million of subordinated debt and $13.4 million of internal Company resources.  Following the redemption, the Company continues to have capital in excess of minimum regulatory requirements and at levels that qualify as “well capitalized” under applicable regulatory guidelines.

"The Company is pleased that it was able to redeem all of its issued and outstanding SBLF preferred stock prior to the upcoming dividend rate increase from 1% to 9% that was scheduled for February 2016” stated Jeffrey A. Stopko, President and Chief Executive Officer. “With the successful completion of this important strategic initiative and our solid capital position, we are well positioned to continue to pursue strategies that can improve shareholder value"

AmeriServ Financial, Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown, PA.  The Company's subsidiaries provide full-service banking and trust and wealth management services through seventeen community offices in southwestern Pennsylvania.  At December 31, 2015, AmeriServ had total assets of $1.15 billion, shareholders’ equity of $119 million, a book value of $5.19 per common share and a tangible book value of $4.56 per common share.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding the AmeriServ's capital levels and future payment obligations. These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information.  The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.